EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to all references to our Firm included in or made a part of this registration statement.


                                                 /s/ Holtz Rubenstein & Co, LLP

                                                     HOLTZ RUBENSTEIN & CO, LLP



Melville, New York
March 3, 2000